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EXHIBIT 24


                               POWER OF ATTORNEY



KNOW ALL MEN BY THESE PRESENTS:

   WHEREAS, WISCONSIN BELL, INC. a Wisconsin corporation (hereinafter referred to as the "Company"), proposes to file shortly with the Securities and Exchange Commission, under the provisions of the Securities Exchange Act of 1934, as amended, an Annual Report on Form 10-K for the fiscal year ended December 31, 1994 (the "Annual Report"); and

   WHEREAS, the undersigned is an Officer of the Company;

   NOW, THEREFORE, THE UNDERSIGNED HEREBY CONSTITUTES AND APPOINTS CARLA M. BUTENHOFF as attorney for the undersigned and in the undersigned's name, place and stead as an Officer of the Company, to execute and file the Annual Report, and thereafter to execute and file any amendment or amendments thereto on Form 8, hereby giving and granting to said attorney full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully, to all intents and purposes, as the undersigned might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorney may or shall lawfully do, or cause to be done, by virtue hereof.

   IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 20th day of March, 1995.



                                                     /s/ Bronson J. Haase
                                                     ---------------------
                                                     Bronson J. Haase
                                                     President

STATE OF WISCONSIN        )
COUNTY OF MILWAUKEE       )

   On the 20th day of March, 1995, personally appeared before me Bronson J. Haase to me known and known to be the person described in and who executed the foregoing instrument and such person duly acknowledged that such person executed and delivered the same for the purpose therein expressed.

   WITNESS my hand and official seal this 20th day of March, 1995.



                                                     /s/ Lynn Claflin
                                                     ---------------------
                                                     Notary Public





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